Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-4 No. 333-220735) pertaining to Sensata Technologies Holding plc;
(2)    Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-166336) pertaining to the Sensata Technologies Holding plc Second Amended and Restated 2006 Management Option Plan and the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan;
(3)    Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-191999) pertaining to the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan; and
(4)    Registration Statement (Form S-8 No. 333-258224) pertaining to the Sensata Technologies Holding plc 2021 Equity Inventive Plan;
of our reports dated February 10, 2022, with respect to the consolidated financial statements and schedules of Sensata Technologies Holding plc, and the effectiveness of internal control over financial reporting of Sensata Technologies Holding plc, included in this Annual Report (Form 10-K) of Sensata Technologies Holding plc for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 10, 2022